EXHIBIT 25



                               POWER OF ATTORNEY



    The person whose signature appears below hereby authorizes Rosendo Ferran and Robert J. Mellage, and each of them, with full power of substitution and full power to act without the others, his true and lawful attorney-in-fact and agent in his name place, and stead, to execute in the name and on behalf of each such person, individually and as a director of Halsey Drug Co., Inc., a New York corporation (the "Company"), and to file, the Registration Statement of the Company on Form S-1 (the "Registration Statement"), and any and all amendments to the Registration Statement, including any and all post-effective amendments.



    WITNESS my hands on the date set forth below:



                  SIGNATURE                           DATE
- ---------------------------------------------   ----------------

            /s/ WILLIAM G. SKELLY                August 1, 1996
 .............................................
              William G. Skelly